EXHIBIT 99.1

Press Release
For immediate release
Company contact: William M. Crawford, Manager of Investor Relations, 303-293-9100
Bill Barrett Corporation to Present at Morgan Stanley Small Cap Executive Conference
DENVER — (PR Newswire) — June 13, 2006 — Bill Barrett Corporation (NYSE: BBG) announced its participation in the Morgan Stanley Small Cap Executive Conference to be held in New York City on June 14 – June 16, 2006.
Company President and Chief Executive Officer Fred Barrett will present to the conference on Wednesday, June 14 at 9:45 a.m. EST. Mr. Barrett’s presentation will be webcast live with both audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com.
About Bill Barrett Corporation
Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.
Forward-Looking Statements and Cautionary Statements
This press release contains, and certain statements in the presentation on June 14, 2006 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, transportation, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2005, filed with the SEC (www.sec.gov).
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